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                                                                   [Translation]



             ENFORCEMENT DECREE OF THE TELECOMMUNICATIONS BASIC LAW (Presidential Decree No. 17659, partially amended on June 29, 2002)


                          CHAPTER 1. GENERAL PROVISIONS


Article 1. Purpose

The purpose of this Enforcement Decree is to determine necessary matters delegated by the Telecommunications Basic Law (hereinafter referred to as the "Law") and matters concerning its execution.


Article 2. Definitions

Definitions of terms used in this Enforcement Decree are as set forth under the Law.


              CHAPTER 2. PROMOTION OF TELECOMMUNICATIONS TECHNOLOGY


Article 3. Deleted (on February 22, 1997)


Article 4. Financial Aid for Research Institutes

(1) The Minister of Information and Communication may set aside a fund in the budget for financial aid under Article 10, Paragraph (2) of the Law and for research fund support under Article 11, Paragraph (2) of the Law.

(2) Specific matters concerning a method/procedure for financial aid and execution of research projects will be determined by the Minister of Information and Communication.


Article 5. Subjects and Methods of Guidance/Development

(1) Research institutes which are to be guided and developed by the Ministry of Information

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     and Communication under Article 10, Paragraph (4) of the Law are as follows:

     a) Korea Electronics and Telecommunications Research Institute established in accordance with Article 8 of the Law on the Establishment, Operation and Fosterage of Government-Invested Research Institute;

     b) Research institutes designated by the Minister of Information and Communicationamong research institutes whose aim is to conduct research on telecommunications-related issues;

     c) Institutes or organizations executing R&D projects or teaching/training concerning telecommunications; and

     d) Corporate body or organizations collecting, investigating and disseminating telecommunications-related information.

(2) Methods of guidance/development of research institutes under Paragraph (1) are as follows:

     a) Financial aid for basic research and implementation of special projects in the area of telecommunications;

     b) Teaching/training aid to raise the level of technical manpower in telecommunications sectors;

     c)   Provision of technical information related to telecommunications; and

     d) Assistance to cooperation with other research institutes/organizations or international organizations.

(3)  The following funds are provided for the research institutes in Paragraph
     (1), Items a) and b):

     a)   R&D funds for telecommunications technology and policies;

     b)   Construction costs of facilities required for R&D; and

     c)   Other basic funds required for the operation of such institutes.


Article 6. Selection of Research Topics

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Research topics that the Minister of Information and Communication can select according to the provision of Article 11, Paragraph (2) of the Law are as follows:

     a)   Matters concerning basic research related to telecommunications;

     b) Matters concerning R&D of new telecommunications methods or technology;

     c) Matters concerning improvement of function of telecommunications facilities; and

     d) Any other matters necessary for securing core technology of telecommunications.


Article 7. Designation of Researchers

When the Minister of Information and Communication designates a person who will conduct research projects under Article 11, Paragraph (2) of the Law, that person shall make determinations according to the following priority:

     a)   One who made a proposal for relevant research topic(s);

     b) One who has successfully accomplished research project(s) with similar contents to the relevant research topic(s).


Article 8. Joint Projects

The Minister of Information and Communication, if deemed necessary, may have researchers, under Article 7, perform joint research on topics under Article 6.


Article 9. Contents of Technical Training

(1) Contents of technical training that the Minister of Information and Communication shall administer under Article 13, Paragraph (2) of the Law are as follows:

     a) Matters concerning application of technical standards for telecommunications facilities;

     b) Matters concerning selection, application and development of new telecommunications methods and technology;

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     c)   Matters concerning efficient production technology for
          telecommunications facilities;

     d) Matters concerning improvement of functions and characteristics of telecommunications facilities; and

     e) Matters concerning standardized construction applied to installation and operation of telecommunications facilities.

(2) Methods of technical training that the Minister of Information and Communication shall administer to subjects of technical training are as follows:

     a)   Guidance on quality control of telecommunications facilities;

     b)   Provision of technical information;

     c)   Technical training and aid for foreign technical cooperation; and

     d)   Technology transfer.


Article 10. Selection of Professional Institution for the Examination of
            Materials

(1) In case where the Minister of Information and Communication intends to cause a professional institution in the telecommunications field to examine materials necessary for consultations between network service providers on the joint construction of telecommunications facilities, the Minister of Information and Communication shall select a professional institution which has expertise in the said research and is believed to be fair and objective.

(2) In case where the Minister of Information and Communication has selected a professional institution to examine materials in accordance with Paragraph
     (1) above, he/she shall notify the relevant network service providers of this fact.


Article 11. Deleted (on February 22, 1997)


                    CHAPTER 3. TELECOMMUNICATIONS FACILITIES

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Article 12. Deleted (on February 22, 1997)


Article 13. Deleted (on February 22, 1997)


Article 14. Report for Personal Telecommunications Facilities

(1) Anyone who desires to install personal telecommunications facilities in accordance with the provisions of Article 20 of the Law must submit a form of report containing the following Items to the Minister of Information and Communication, as set forth by the Ministerial Decree of the Ministry of Information and Communication, twenty one (21) days prior to the commencement of installation works of such facilities:

     a)   Reporter;

     b)   Types of business;

     c)   Purpose of use;

     d)   Telecommunications methods;

     e)   Location of facilities installation; and

     f)   Summary of facilities.

     g)   (Scheduled) date of operation of facilities.

(2) "Important matters designated by the Presidential Decree" in the latter part of Article 20, Paragraph (1) of the Law shall mean the matters regarding Paragraph (1), Items b) through f).

(3) In case anyone who has reported for the installation of personal telecommunications facilities would like to change any one of the Items in Paragraph (2), he/she must submit an alteration report form to the Minister of Information and Communication indicating the alterations to be made, twenty one (21) days prior to the commencement date for such change (in case where he/she desires to change any one of Items d) through f) of Paragraph (1), twenty one (21) days prior to the construction commencement date).

(4)  Deleted (on April 29, 2000)

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Article 15. Confirmation of Installation Work

(1) Anyone who has reported the installation or alteration of personal telecommunications facilities pursuant to the provisions of Article 20, Paragraph (3) of the Law must also obtain a confirmation from the Minister of Information and Communication within seven (7) days from the date of completion of the installation or alteration construction.

(2) Anyone who wishes to obtain a confirmation from the Minister of Information and Communication under Paragraph (1), shall confirm whether the facilities are installed appropriately in accordance with each of the following items and submit the report of result to the Minister of Information and
     Communication:

     a) Technical standard under the provision of Article 25, Paragraph (1) of the Law; and

     b) Content of master plan document under the provision of Article 25, Paragraph (3) of the Law.


Article 16. Deleted (on February 22, 1997)


Article 17. Deleted (on February 22, 1997)


Article 18. Deleted (on April 6, 1995)


Article 19. Provision of Personal Telecommunications Facilities

(1) Anyone who has installed personal telecommunications facilities, which facilities were established within the area requested by the network service provider according to the provision of Article 21, Paragraph (2) of the Law, may provide any extra telecommunications facilities to network service providers if there is such extra capacity other than that necessary for his/her own telecommunications facilities.

(2) In the case of the provision of personal telecommunications facilities to the network service provider under Paragraph (1), the compensation therefor shall be calculated based on the criteria to be determined and notified by the Minister of Information and Communication within the scope of the amount of expense spent for the construction and operation of the relevant personal telecommunications facilities plus any profit from the investment.

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Article 19-2. Deleted (on February 22, 1997)


Article 19-3. Facilities subject to Securing of Conduit Line

"Any facilities or building sites provided in the Presidential Decree" in
Article 30-2, Paragraph (1), Item h) of the Law refer to each of the following items:

     a) Passenger car terminals under the provisions of Passenger Automobile Transportation Business Law;

     b) Freight terminals under the provisions of Freight Circulation PromotionLaw;

     c) Complex for cooperative business of small and medium sized industry formed under the provisions of Law concerning Promotion of Small and Medium Sized Industry and Purchase of Goods;

     d) Circulation complex developed under the provisions of Circulation Complex Development PromotionLaw;

     e) Tourist resort and tourist complex formed under the provisions of Sightseeing Promotion Law; and

     f)   Sewer box culvert under the Sewerage Law.


Article 19-4. Coordination for Securing of Conduit Line

(1) When the Minister of Information and Communication accepts the request of coordination as provided in Article 30-2, Paragraph (5) of the Law and prepare the draft of coordination, the Minister of Information and Communication shall hear the opinion of the head of relevant administrative agency and the parties concerned.

(2) Following the preparation of the draft of coordination in Paragraph (1), the Minister of Information and Communication shall notify the parties concerned thereof and may recommend them to accept such draft within thirty
     (30) days or more.

(3) When the parties concerned accept the draft of coordination provided in Paragraph (2), the Minister of Information and Communication shall establish the final coordination containing each of the following items and shall cause the parties concerned to affix their

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     names and seals thereon:

     a)   Number of case;

     b) Names and addresses of the parties concerned, designated representatives or proxies;

     c)   Points of request of coordination;

     d)   Coordinated matters; and

     e)   Date of preparation.


Article 19-5. Designation of Integrated Operation Service Provider

(1) To designate a network service provider who may integrate and operate telecommunications facilities, etc. in accordance with Article 31, Paragraph (1) of the Law, the Minister of Information and Communication shall select one of the network service providers providing telecommunications service in the area where the telecommunications facilities subject to the integrated operation are installed or in the neighboring area thereof, after examining each of the following items:

     a)   Human resources and organization of the network service provider;

     b)   Facilities and equipment maintained by the network service provider;

     c)   Level of technology of the network service provider; and

     d)   Financial structure of the network service provider.

(2) To designate integrated operation service provider pursuant to Article 31, Paragraph (1) of the Law, the Minister of Information and Communication shall have the matter reviewed, in advance by the Information and Telecommunications Policy Review Committee ("Committee") under Article 44-2, Paragraph (1) of the Law.


Article 20. Matters to Be Included in the Integrated Operation Plan

"Other matters set forth under the Presidential Decree" under Article 31, Paragraph (3), Item 3) of the Law are as follows:

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     a)   Matters concerning the price of integrated telecommunications facilities; and

     b) Matters concerning the personnel required for the operation of integrated telecommunications facilities.


Article 21. Purchase of Telecommunications Facilities

(1) Selling prices for telecommunications facilities under Article 32, Paragraph (2) of the Law shall be calculated based on the appraised price of an appraiser pursuant to Laws concerning Public Notification of Real Estate Prices and Appraisal of Real Estate. However, in cases where it is difficult for an appraisal to be completed, selling prices can be calculated based on the negotiations of the involved parties.

(2) The procedure for selling telecommunications facilities and the method of payment of the sales proceeds under Article 32, Paragraph (2) of the Law are to be determined through negotiations by the involved parties.


           CHAPTER 4. CONTROL OF TELECOMMUNICATIONS MACHINERY & TOOLS


Article 22. Deleted (on February 22, 1997)


Article 23. Deleted (on April 6, 1995)


Article 24. Deleted (on February 22, 1997)


Article 25. Destruction/Confiscation of Telecommunications Machinery and Tools

When the Minister of Information and Communication orders the destruction or confiscation of telecommunications machinery and tools under Article 36, Paragraph (3) of the Law, the Minister must notify same in writing, stating a reason and period therefor.


                      CHAPTER 5. COMMUNICATIONS COMMISSION

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Article 26. Nomination of the Members of the Communications Commission

The chairman and the members of the Communications Commission, in accordance with Article 37, Paragraph (1) of the Law (hereinafter referred to as the "Communications Commission") shall be nominated or appointed by the President with the recommendation of the Minister of Information and Communication.


Article 27. Management of Meetings

(1) The chairman shall summon meetings of the Communications Commission and serve as its chairman.

(2) When the chairman would like to summon a meeting, he must determine the date, place and agenda of the conference and notify each member of such Items in writing, except in emergency situations.

(3) The Communications Commission may allow individuals with vested interests or advisors to attend meetings and have them state their opinions or submit necessary materials.

(4) Travelling expenses may be paid to attending advisors under Paragraph (3) and within the limits of the budget.


Article 28. Payment of Compensation

Compensation may be paid to members of the Communications Commission; provided, however, that this Article shall not apply to cases where a member or a public officer is present at a meeting in relation to his/her direct business.


Article 29. Detailed Management Regulations

Necessary matters other than as set forth under this Decree concerning management of the Communications Commission are to be determined by the Communications Commission.


Article 30. Ruling Period

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(1)  The Communications Commission must make a ruling within sixty (60) days from the date of receiving a request for a ruling, in accordance with
     Article 40-2 of the Law.

(2) In cases where a ruling cannot be made within the period specified under Paragraph (1) due to an unforeseeable circumstance, the ruling period may be extended, upon decision, but only once, within a period of no more than thirty (30) days.


Article 31. Ruling Documents

(1)  Rulings of the Communications Commission shall be made in writing.

(2) In the documents containing the rulings pursuant to Paragraph (1), the text, reasons, and date of the ruling shall be recorded, and the chairman and members attending the meeting must sign, seal and send such documents to the involved parties.


Article 31-2. Organization of Information and Telecommunications Policy Review
              Committee, etc.

(1)  Committee shall consist of up to twenty (20) members including a chairman.

(2) The chairman and the members of the Committee shall be appointed or nominated by the Minister of Information and Communication among the following persons:

     a) Civil servants of the third-class or higher, or of qualifications equivalent thereto, of the relevant administrative organization;

     b) One who is in charge of lecture or research on the information and communication-related field at a university as prescribed under the Higher Education Law or an authorized research institute;

     c) Representative of an information and communication-related institute or organization, or one who held or has held to that date a position of executive for five (5) or more years in an information and communication-related business; or

     d) One who bears much learning and experience on the information and communication.

     e) One who is recommended by a civic organization (which means a nonprofit private organization under Article 2 of Nonprofit Private Organization Assistance Law

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(3)  The term of office of a member shall be two (2) years, which may be extended for a consecutive term. However, the term of office of a member who is designated or commissioned to a certain post shall be the term during which he/she holds the post.


Article 31-3. Duty of Chairman

(1) The chairman shall manage the business of the Committee and represent the Committee.

(2) If the chairman fails to perform its duty due to inevitable reasons, the member appointed in advance by the chairman shall conduct the duty.


Article 31-4 Meeting of the Committee

(1) The chairman shall convene a meeting of the Committee and shall be a chairman of the meeting.

(2) Meeting of the Committee shall be resolved by the attendance of the majority of registered members and the affirmative vote of the majority of attended members.

(3) If deemed necessary, the Committee may hear the opinion of the relevant civil servants or experts.


Article 31-5. Executive Secretary of Committee

One (1) executive secretary shall be kept under the Committee in order to handle the business of the Committee, and shall be appointed by the Minister of Information and Communication among the civil servants of the Ministry of Information and Communication.


Article 31-6. Sub-committee

If the matters referred in discussion by the Minister of Information and Communication require expert review, a sub-committee may be established.


Article 31-7. Allowance

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Allowance shall be paid to the members who attend the Committee or sub-committee within the scope of budget. However, a member of civil servant who attends in direct relation to its duty shall not be paid.


Article 31-8. Detailed Rules of Operation

Necessary matters relating to the operation of Committee and the organization and operation of sub-committee, other than those provided for in this Enforcement Decree, are to be set forth by the chairman through the resolution of the Committee.


                       CHAPTER 6. SUPPLEMENTARY PROVISIONS


Article 32. Procedure for Statement of Opinions

(1) In cases where the Communications Commission would like to provide an opportunity for statement of opinions under Article 40-2, Paragraph (2) of the Law, the Commission must notify the involved individual or his/her proxy in writing ten (10) days prior to the designated date of statement of opinions.

(2) The involved individual or his/her proxy notified under Paragraph (1) can make a statement in person on the designated date or submit his/her opinions in writing.

(3) When the involved individual or his/her proxy makes a statement in person according to the provision or Paragraph (2), relevant civil servants must make a document of summary and have the person confirm, sign and seal it.

(4) In a notification according to the provision of Paragraph (1), a note that the person will be considered not to have an intention of making a statement if that person does not make a statement without a justifiable reason to make a statement must be stated clearly.

(5)  Deleted (on December 31, 1997)


Article 33. Delegation/Commission of Authority

(1) The Minister of Information and Communication shall delegate authority for the following Items to the relevant Governor of Communications according to
     Article 46, Paragraph (1) of the Law:

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     a)   Acceptance of reports for installation of personal telecommunications facilities under Article 20, Paragraph (1) of the Law and acceptance of reports for alteration thereof;

     a-2) Confirmation under Article 20, Paragraph (3) of the Law;

     b) Orders to provide telecommunications services to persons who have established personal telecommunications facilities under Article 22, Paragraph (1) of the Law or orders to interconnect relevant facilities with other telecommunications facilities;

     c) Corrective orders to persons who have installed personal telecommunications facilities under Article 23, Paragraph (1) of the Law;

     d) Orders for the suspension of use of or the remodeling or repair of personal telecommunications facilities under Article 23, Paragraphs
          (2) and (3) of the Law;

     e)   Imposition or collection of penalties under Article 24 of the Law;

     f) Orders of correction to entities who installed telecommunications facilities and other necessary measures under Article 27 of the Law;

     g) Inspection of telecommunications machinery and tools under Article 36, Paragraph (2) of the Law (applied only to telecommunications machinery and tools which have failed to obtain type approval in breach of the main sentence of Article 33, Paragraph (1) of the Law);

     h) Orders for the destruction or confiscation of telecommunications machinery and tools under Article 36, Paragraph (3) of the Law (applied only to telecommunications machinery and tools which have failed to obtain type approval in breach of the main sentence of
          Article 33, Paragraph (1) of the Law);

     i) Receipt and inspections of reports by the entities which installed telecommunications facilities pursuant to Article 45, Paragraph (1) of the Law;

     j) Orders of removal of illegal telecommunications facilities, and other necessary measures under Article 45, Paragraph (2) of the Law; and

     k) Imposition or collection of penalties under Article 53, Paragraph (2) of the Law as to the person to whom Article 53, Paragraph (1), Items
          a), b), d), e), h) (applied only to the person who refuses, evades and hinders the investigation on telecommunications machinery and tools which have failed to obtain type approval in breach of the main

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          sentence of Article 33, Paragraph (1) of the Law), i) and j) of the
          Law applies.

(2) The Minister of Information and Communication shall delegate authority for the following to the Head of the Radio Research Lab under Article 46, paragraph (1) of the Law:

     a) Inspection or testing of whether the telecommunications facilities meet the technical standards under Article 25, Paragraph (5) of the Law;

     b) Type approval of telecommunications machinery and tools under Article 33, Paragraph (1) of the Law;

     c) Designation, inspection, cancellation, suspension of business and supervision of the designated testing agency under Article 33-2 of the Law;

     d)   Deleted (on April 29, 2000)

     e)   Termination of type approval under Article 34-2;

     f) Cancellation of type approval, cessation of manufacturing and other necessary measures under Article 35, Paragraph (1) of the Law

     g) Duties relating to the investigation and testing of telecommunications machinery and tools under Article 36, Paragraph (2) of the Law (applied only to telecommunications machinery and tools which have obtained type approval under the main sentence of Article 33, Paragraph (1) of the Law);

     h) Order of destruction or confiscation of telecommunications machinery and tools under Article 36, Paragraph (3) of the Law(applied only to telecommunications machinery and tools which have failed to indicate type approval in breach of Article 33, Paragraph (4) of the Law or was found to be defective as a result of an inspection or test under
          Article 36, Paragraph (2) of the Law); and

     i)   Hearing under Article 45-2 of the Law.

     j) Imposition or collection of penalties under Article 53, Paragraph (2) of the Law as to the person to whom Article 53, Paragraph (1), Items
          c), f), g) or h) (applied only to the person who refuses, evades and hinders the investigation or test on telecommunications machinery and tools which have obtained type approval under the main sentence of
          Article 33, Paragraph (1) of the Law) of the Law applies.

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Article 34. Penalties

(1)  When the Minister of Information and Communication imposes a penalty under
     Article 53, Paragraph (2) of the Law, the Minister shall investigate and confirm the violations concerned and notify in writing the involved individual of the facts of the violation, method of appeal and the period of appeal and the penalty payment.

(2) When the Minister of Information and Communication intends to impose a penalty under Paragraph (1), the Minister must provide an opportunity for the individual involved to state his/her opinions in person or in writing within a period of ten (10) days or longer. An involved individual is considered to have no opinion if a statement is not made within the designated period.

(3) When deciding on the amount of a penalty, the Minister of Information and Communication must consider motive and the results of the violations.

(4) The collection procedures of the penalty shall be determined by the Ministerial Decree of the Ministry of Information and Communication.


                                     ADDENDA


Article 1. Date of Enforcement

This Decree shall be enforced from the date of public notice.


Article 2. Interim Measures for Disposition

Dispositions, procedures or other activities performed according to the previous Enforcement Decree of the Telecommunications Basic Law at the time of the enforcement of this Decree are to be considered to have been performed according to this Decree if there are relevant provisions in this Decree.


Article 3. Revision of Other Laws

(1) The Enforcement Decree of the Korea Telecommunications Authority Law is revised as follows:

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     Article 12-2, Paragraph (1), Item a) is revised as follows:

     "1. Value-added service providers under the provisions of Article 7 of the Telecommunications Basic Law, institutes or organizations under Article 10 of the same Law and designated testing agencies under Article 23 of the Enforcement Decree of the same Law"

(2) Except for Paragraph (1), in case a provision in the previous Enforcement Decree of the Telecommunications Basic Law is quoted in other laws at the time of enforcement of this Decree and has a related provision with relevant contents in this Decree, the relevant provision in this Decree shall be considered to have substituted for the previous provision.


                            ADDENDA (April 30, 1994)


Article 1. Date of Enforcement

This Decree shall be enforced from the date of public notice.


Article 2. Interim Measures for Installation of Personal Telecommunications
           Facilities

One who has acquired a license for the installation of personal telecommunications facilities according to the previous Enforcement Decree of the Telecommunications Basic Law at the time of the enforcement of this Decree and then falls under the amended provision of Article 12, Paragraph (2), Item g) to be considered to have been notified according to the same provision.


                            ADDENDUM (April 6, 1995)


This Decree shall be enforced from April 6, 1995.


                           ADDENDA (February 22, 1997)

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Article 1. Date of Enforcement

This Decree shall be enforced from the date of public notice.


Article 2. Revision of Other Laws

(1)  The Enforcement Decree of the Urban Railway Law is revised as follows:

     "Korea Electronics and Telecommunications Research Institute" under Article 14-2, Item b) is revised as "Korea Electronics and Telecommunications Research Institute."

(2) The Enforcement Decree of the Information Promotion Basic Law is revised as follows:

     "Korea Electronics and Telecommunications Research Institute under Article 31, Paragraph (1) is revised as "Korea Electronics and Telecommunications Research Institute."

(3) The Enforcement Decree of the Special Research Institute Fostering Law is revised as follows:

     Article 3, Item m) is as follows:

     13. Korea Electronics and Telecommunications Research Institute

(4) The Enforcement Decree of Korea Telecommunication Authority Law is revised as follows:

     "Korea Electronics and Telecommunications Research Institute" under Article 10 is revised as "Korea Electronics and Telecommunications Research Institute."

(6) The Enforcement Decree of Korea Telecommunication Authority Law is revised as follows:

     Article 9, Paragraph (3), Item e) is as follows:

     5. Korea Electronics and Telecommunications Research Institute

(7)  The Computer Network Extension and Use Promotion Law is revised as follows:

     "Korea Telecommunications Technology Association" of Article 31, Paragraph
     (3) is revised as "Korea Information and Telecommunications Technology Association."

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                           ADDENDA (December 31, 1997)


This Decree shall be enforced from January 1, 1998.


                             ADDENDA (June 24, 1998)


Article 1. Date of Enforcement

This Decree shall be enforced from the date of public notice.


Article 2. through Article 6. Omitted


                           ADDENDA (January 29, 1999)


Article 1. Date of Enforcement

This Decree shall be enforced from the date of promulgation.


Article 2. through Article 4. Omitted


                            ADDENDA (April 29, 2000)


Article 1. Date of Enforcement

This Decree shall be enforced from April 29, 2000.

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Article 2. Application of the Provision regarding the Term of Office of the
           Members of the Information and Telecommunications Policy Review Committee

           The amended provision of Article 31-2, Paragraph (3) shall apply to the members of Information and Telecommunications Policy Review Committee who are commissioned after the enforcement of this Decree.


                            ADDENDUM (June 29, 2002)


This Decree shall be enforced from July 1, 2002.

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